                                CONTRIBUTION AGREEMENT

  THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the _____ day of _____________, 1999 by and between Pomeroy Computer Resources, Inc., a Delaware corporation ("PCR"), Global Combined Technologies, Inc., an Oklahoma corporation ("Global"), Pomeroy Computer Resources, of South Carolina, Inc., a South Carolina corporation ("PCRSC") and Pomeroy Select Integration Solutions, Inc, a Delaware corporation ("PSIS").

                                      Background

  A.      Global and PCRSC are wholly owned subsidiaries of PCR.

  B. On December 14, 1998, PCR formed PSIS for the purpose of operating independently PCR's, Global's and PCRSC's respective portions of their businesses consisting of the integrated desktop management and network services business including life cycle services, internetworking services, end-user support services and such other services as PSIS now or hereafter offers (the "Business").

  C. Prior to the date of this Agreement, the Business had been conducted by PCR, Global and PCRSC as a part of their respective business operations.

  D. PSIS intends to effect an initial public offering of shares of Class A common stock of PSIS (the "Offering").

  E. PCR, Global and PCRSC desire to contribute and transfer to PSIS and PSIS desires to accept and receive, certain of the assets and assume certain of the liabilities of PCR, Global and PCRSC that are necessary to enable PSIS to own and operate the Business (the "Contribution") and to facilitate the Offering.

  F. In consideration for the Contribution, PCR, Global and PCRSC shall receive ten million (10,000,000) shares of Class B common stock of PSIS in the following proportions: PCR - 9,300,000, Global - 400,000, and PCRSC - 300,000. It is anticipated that Global and PCRSC shall transfer all of their respective interests in Class B common shares to PCR prior to or upon the effectiveness of the Offering.

  NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Assigned Contracts" has the meaning ascribed thereto in Section 3 hereof.

     (b) "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the Commonwealth of Kentucky.

     (c) "Contract" means any written or oral contract, agreement, commitment, lease, license, consulting agreement, supply contract, repair contract, distribution agreement, purchase order, technology and know-how agreement, instrument or any other contractual commitment that is binding on any Person or its property.

     (d) "GAAP" means generally accepted accounting principles in effect in the United States consistently applied throughout the periods involved.

     (e) "Governmental Entity" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     (f) "Liability" means any direct or indirect liability, loss, damage, cost, expense, contingent liability, loss contingency, indebtedness, obligation, responsibility, claim, deficiency (including deferred income tax and other net tax deficiencies), guaranty or endorsement of or by any person, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, and any other items which, in accordance with GAAP, would be classified as a Liability.

     (g) "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, right or title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever (whether consensual, statutory or otherwise).

     (h) "Person" means an individual, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

     (i) "Prospectus" means the form of prospectus contained in PSIS's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and used in connection with the Offering, a complete draft of which, dated December 31, 1998, each of the parties acknowledge they have received prior to the execution hereof.

     (j) "Required Consents" means any and all licenses, waivers, consents or approvals of or from any Governmental Entity, including the expiration of any periods of time under statutory and regulatory notice provisions without action on the part of any Governmental Entity, and any and all approvals, consents or waivers from other parties to leases, licenses, franchises, permits, indentures, Contracts and other instruments necessary to consummate the transactions contemplated hereby.

  2. CONTRIBUTIONS OF ASSETS BY PCR, GLOBAL AND PCRSC. Subject to the terms and conditions contained herein, each of PCR, Global and PCRSC hereby contribute, transfer and convey to PSIS, free and clear of all Liens (other than Permitted Liens listed in Schedule B), all of the assets of PCR, Global and PCRSC which comprise the Business including those listed on Schedule A attached hereto (including but not limited to any assets relating to PCR's CommTec Division) (collectively, the "Contributed Assets").

  3. ASSIGNMENT OF CONTRACTS AND CONTRACT RIGHTS. PCR, Global and PCRSC hereby assign, transfer and deliver to PSIS all of their respective rights, title and interest in and to all, or the portion pertaining to the Business, of the Contracts and contract rights pertaining to the Business as identified on Schedule C hereto (the "Assigned Contracts") and PSIS hereby accepts the Assigned Contracts and agrees to perform and comply with such Assigned Contracts as if PSIS were the original signatory thereunder.

  4. ASSUMPTION OF LIABILITIES. PSIS hereby assumes only those debts, liabilities and obligations of PCR, Global and PCRSC listed on Schedule D attached hereto (the "PCR/Global/PCRSC Assumed Liabilities"). Except as set forth on Schedule D, PSIS does not and will not otherwise acquire, discharge, assume, or become responsible for any debts, liabilities or obligations of PCR, Global or PCRSC. PCR, Global and PCRSC agree to pay and satisfy when due their respective liabilities and obligations not assumed by PSIS, which, if not paid or satisfied, could result in a liability to PSIS which is not being expressly assumed by PSIS. To the extent a Contributed Asset is subject to a Lien that is not a PCR/Global/PCRSC Assumed Liability, each of PCR, Global and PCRSC, as applicable, expressly acknowledges that it is retaining such Liability and agrees to pay and discharge such Liability as the same shall become due.

  5. EMPLOYEES. PSIS shall offer employment to those employees listed in Schedule E (the "PSIS Employees") and, simultaneously with the hiring of PSIS Employees by PSIS, PCR, Global and PCRSC shall terminate the employment of their respective PSIS Employees who accept employment with PSIS. PSIS shall honor the amount of accrued vacation time for each employee who accepts employment with PSIS. For purposes of employee benefit plans in effect as of the date of this Agreement, any provisions requiring years of service with PSIS, vesting or similar provisions shall include in the calculation of such time periods the time served by the employee for PCR, Global or PCRSC. PCR, Global and PCRSC each agree to pay to the PSIS Employees the full amount of all salaries, bonuses and other employee compensation earned by the PSIS Employees through January 5, 1999.

  6. REPRESENTATIONS AND WARRANTIES.

     (a) PCR, Global and PCRSC, as applicable, represent and warrant to PSIS as follows:

          (1) CORPORATE POWER AND AUTHORITY. Each of PCR, Global and PCRSC has the requisite power and authority to execute, deliver, and perform their respective obligations under, this Agreement and to contribute, transfer and convey to PSIS the Contributed Assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of each of PCR, Global and PCRSC. This Agreement constitutes the legal, valid and binding obligation of each of PCR, Global and PCRSC, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (2) VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate, breach or contravene any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or Bylaws of PCR, Global or PCRSC, (b) violate, or constitute a default under, any material Contract by which such entity or its property is bound (except for the consent of PCR's primary lender, Deutsche Financial Services Corporation, which consent has been obtained and except as set forth on Schedule F), or (c) violate any material provision of law.

          (3) TITLE TO CONTRIBUTED ASSETS. Each of PCR, Global and PCRSC is in possession of and has good, valid and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all of the Contributed Assets in which it has interest and each of PCR, Global and PCRSC, has such title, interests or rights to all of the Contributed Assets that are being contributed by each such entity. All of the Contributed Assets are free and clear of all Liens, other than Permitted Liens. All tangible personal property comprising Contributed Assets is in good operating condition (ordinary wear and tear excepted) and will be usable by PSIS for its intended purposes.

          (4) ACCOUNTS RECEIVABLE. The accounts receivable that are included in the Contributed Assets (the "Accounts Receivable") constitute valid receivables, have arisen in the ordinary course of business consistent with past practices, are collectible (net of any bad debt reserve determined in accordance with GAAP) and are not subject to any setoff or counterclaim. No part of the Accounts Receivable is contingent upon performance by PCR, Global or PCRSC, as applicable, or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such

Accounts Receivable. To the knowledge of each of PCR, Global and PCRSC, the Accounts Receivable are collectible in the ordinary course of business.

          (5) VENDOR RECEIVABLES. The vendor receivables that are included in the Contributed Assets (the "Vendor Receivables") constitute valid receivables, have arisen in the ordinary course of business consistent with past practices, are collectible (net of any bad debt reserve determined in accordance with GAAP) and are not subject to any setoff or counterclaim. No part of the Vendor Receivables is contingent upon performance by PCR, Global or PCRSC, as applicable, or any other party of any obligation, and no agreements for deductions or discounts have been made with respect to any part of such Vendor Receivables. To the knowledge of each of PCR, Global and PCRSC, the Vendor Receivables are collectible in the ordinary course of business.

          (6) BUSINESS. Upon consummation of this Agreement, PSIS shall be the sole and exclusive owner of the Business, the Contributed Assets received by PSIS from PCR, Global and PCRSC are all of the assets necessary to operate the Business as described in the Prospectus.

          (7)  FURTHER COVENANTS AND ASSURANCES.

               (a) Each of PCR, Global and PCRSC, as applicable, further agrees that (i) with respect to the contracts listed in Part I of Schedule F, it will obtain the consents prior to the effective date of the Offering and (ii) with respect to the contracts listed in Part II of Schedule F, or any other Contract or contract rights pertaining to the Business which is not assigned to PSIS for any reason, if one or more of any such Contract or contract rights are unable to be assigned or transferred to PSIS, it will take all actions necessary or desirable to ensure that the economic benefits of each of the Contracts and contract rights will be realized by PSIS. Nothing herein shall be construed to limit in any way the right of PCR, Global or PCRSC to exhaust any and all remedies any of them have or may have to enforce their respective rights against any third party under or relating to the contracts listed in Part II of Schedule F.

               (b) Each of PCR, Global and PCRSC, as applicable, further agrees that, at any time or from time to time after the effectuation of this Contribution Agreement, it will, upon the request of PSIS, and at the contributing party's expense, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further reasonable acts, assignments, transfers, powers of attorney or assurances as may be required in order to further transfer, assign, grant, assure and confirm to PSIS, or to aid and assist in the collection or granting of possession by PSIS of any of the Contributed Assets or to vest in PSIS good and marketable title to the Contributed Assets.

          (8) REQUIRED CONSENTS. All Required Consents have been obtained unless the failure to obtain one or more Required Consents would not be material and except for (i) contracts under which PCR, Global and/or PCRSC has a right to subcontract without the consent of the other party or parties to the contract), and (ii) those set forth on Schedule F.

     (b)  PSIS represents and warrants to PCR, Global and PCRSC as follows:

          (1) CORPORATE POWER AND AUTHORITY. PSIS has the requisite power and authority to execute, deliver and perform this Agreement and to accept the Contributed Assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of PSIS. This Agreement constitutes the legal, valid and binding obligation of PSIS, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (2) VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate, breach or contravene any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of PSIS, (b) violate, or constitute a default under, any material Contract by which such entity or its property is bound, or (c) violate any material provision of law.

  7. COVENANT NOT TO COMPETE. As an inducement for PSIS to enter into this Contribution Agreement with PCR, Global and PCRSC, each of PCR, Global and PCRSC covenant and agree that for a period equal to the later of (i) two (2) years from the closing of this Contribution Agreement or, (ii) one (1) year after the termination of an Administrative Services and Marketing Agreement by and between PCR and PSIS, of even date, neither PCR, Global nor PCRSC will engage in any activities which compete with the Business including, without limitation, the provision of integrated desktop management or network services except with respect to specific business opportunities which were offered to PSIS in accordance with its right of first refusal under the Administrative Services and Marketing Agreement and were declined by PSIS as
provided therein.   PSIS covenants and agrees for such period not to engage
in any activities which compete with the business of marketing and selling a broad range of microcomputers and related products including equipment selection, procurement and configuration except with respect to specific business opportunities which were offered to PCR in accordance with its right of first refusal under the Administrative Services and Marketing Agreement and were declined by PCR as provided therein .

  8. INDEMNIFICATION.

     (a) For a period of three years from the date of this Agreement, each of PCR, Global and PCRSC, their respective transferees, successors and assigns, agree to reimburse and indemnify and hold PSIS, its transferees, successors and assigns, harmless against any and all damage, expense (including legal fees), loss, demand, claim, cost, liability, judgment or deficiency resulting from any misrepresentations, breach of any of the representations or warranties or nonfulfillment of any covenant or agreement on the part of any of them to be performed under this Agreement, or resulting from any liability, damage or expense incurred by PSIS from any judgment, settlement, cost or expense of defending any lawsuits or claims against any of them, or resulting from creditors of any of PCR, Global or PCRSC making claims against PSIS. In addition, for a period of three years from the date of this Agreement, each of PCR, Global and PCRSC, their respective transferees, successors and assigns, jointly and severally agree to reimburse and indemnify and hold PSIS, its transferees, successors and assigns, harmless against any and all damage, expense (including legal fees), loss, demand, claim, cost, liability or judgment with respect to any of their respective obligations or liabilities, contingent or otherwise, not expressly assumed herein by PSIS.

     (b) For a period of three years from the date of this Agreement, PSIS, its transferees, successors and assigns, agree to reimburse and indemnify and hold each of PCR, Global and PCRSC and their respective transferees, successors and assigns, harmless against any and all damage, expense (including legal fees), loss, demand, claim, cost, liability, judgment or deficiency resulting from any misrepresentations, breach of any of the representations or warranties or nonfulfillment of any covenant or agreement on the part of PSIS to be performed under this Agreement, or resulting from any liability, damage or expense incurred by any of them from any judgment, settlement, cost or expense of defending any lawsuits or claims against PSIS, or resulting from creditors of PSIS making claims against any of them. In addition, for a period of three years from the date of this Agreement, PSIS, its transferees, successors and assigns, agree to reimburse and indemnify and hold each of PCR, Global and PCRSC and their respective transferees, successors and assigns, harmless against any and all damage, expense (including legal fees), loss, demand, claim, cost, liability or judgment with respect to any of PSIS' obligations or liabilities, contingent or otherwise, not expressly assumed herein by PCR, Global or PCRSC.

     (c) Notwithstanding the foregoing, for a period of their respective agreements not to compete as provided in Section 7 and one year thereafter, each of PCR, Global and PCRSC, their respective transferees, successors and assigns, agree to reimburse and indemnify and hold PSIS harmless against any and all damage, expense (including legal fees), loss, demand, claim, cost, liability, judgment or deficiency resulting from any breach of the agreement not to compete as provided in Section 7 on the part of any of them.

     (d) At the time that PSIS shall suffer any loss or damage which is to be indemnified pursuant to this Section 8, PCR, Global, and PCRSC, upon written notice from PSIS, shall promptly pay to PSIS the aggregate amount of the loss or damage. The amount of the loss or damage shall include all amounts paid by PSIS together with costs and reasonable attorneys' fees and expenses. In the event that PSIS is not paid by one or more of them within thirty days after receipt of written notice, then PSIS shall also be entitled to collect from any of PCR, Global, or PCRSC all of the attorneys' fees and costs incurred by PSIS in connection with obtaining payment of the loss or damage from them, whether or not a suit is filed or other legal proceeding is initiated by PSIS.

     (e) At the time that any of PCR, Global or PCRSC shall suffer any loss or damage which is to be indemnified pursuant to this Section 8, PSIS, upon written notice from PCR, Global or PCRSC, shall promptly pay to PCR, Global or PCRSC, as the case may be, the aggregate amount of the loss or damage. The amount of the loss or damage shall include all amounts paid by PCR, Global or PCRSC, as the case may be, together with costs and reasonable attorneys' fees and expenses. In the event that PCR, Global or PCRSC, as the case may be, is not paid by PSIS within thirty days after receipt of written notice, then PCR, Global or PCRSC, as the case may be, shall also be entitled to collect from PSIS all of the attorneys' fees and costs incurred by PCR, Global or PCRSC, as the case may be, in connection with obtaining payment of the loss or damage from PSIS, whether or not a suit is filed or other legal proceeding is initiated by PCR, Global or PCRSC as the case may be.

  9. MISCELLANEOUS.

     (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person without the consent of the other party hereto.

     (b) NO THIRD-PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

     (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

     (d) AMENDMENT. This Agreement may not be amended except by an instrument signed by the parties hereto.

     (e) WAIVERS. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party or (ii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

     (f) SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

     (g) HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     (h) NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, (iii) if sent by FedEx or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of written confirmation of successful transmission. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

          If to PCR, Global or PCRSC:

          1020 Petersburg Road
          Hebron, Kentucky  41048
          Attention: President
          Telecopier:  (606) 586-4414

          If to Pomeroy Select Integration Solutions, Inc.

          1020 Petersburg Road
          Hebron, Kentucky  41048
          Attention: President
          Telecopier:

     (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky , without giving effect to the principles of conflict of laws thereof.

     (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.


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

  IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused this Agreement to be duly executed as of the date first written above.

                              POMEROY COMPUTER RESOURCES, INC.


                              By:
                                    ---------------------------------
                                   Name:
                                   Title:


                              GLOBAL COMBINED TECHNOLOGIES,
                              INC.


                              By:
                                    ---------------------------------
                                   Name:
                                   Title:

                              POMEROY COMPUTER RESOURCES OF SOUTH CAROLINA,
                              INC.


                              By:
                                    ---------------------------------
                                   Name:
                                   Title:


                              POMEROY SELECT INTEGRATION
                              SOLUTIONS, INC.


                              By:
                                    ---------------------------------
                                   Name:
                                   Title:

                                  LIST OF SCHEDULES

Schedule A               Contributed Assets

     Annex A-1           Accounts Receivable
     Annex A-2           Vendor Receivables
     Annex A-3           Other Receivables
     Annex A-4           Other Tangible Assets
     Annex A-5           Intangible Assets

Schedule B               Permitted Liens

Schedule C               Assigned Contracts

Schedule D               Assumed Liabilities

Schedule E               Employees

Schedule F               Exceptions to Required Consents


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